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                              INDEMNIFICATION AGREEMENT

                               KAYNAR TECHNOLOGIES INC.


    This Indemnification Agreement ("Agreement") is made as of February   ,
1997 by and between KAYNAR TECHNOLOGIES INC., a Delaware corporation (the
"Company"), and                  ("Indemnitee").

    WHEREAS, the Company and Indemnitee recognize the difficulty of obtaining directors' and officers' liability insurance that fully and adequately covers directors for their acts and omissions on behalf of the Company and its subsidiaries;

    WHEREAS, the Company and Indemnitee further recognize the substantial increase in corporate litigation, subjecting directors to expensive litigation risks;

    WHEREAS, Indemnitee does not regard the current protection available as adequate under the present circumstances and Indemnitee and other directors of the Company may not be willing to continue to serve as directors without additional protection; and

    WHEREAS, the Company desires to attract and retain highly qualified individuals, such as Indemnitee, to serve as directors of the Company and to indemnify its directors so as to provide them with the maximum protection permitted by law.

    NOW, THEREFORE, the Company and Indemnitee hereby agree as follows:

    1.    INDEMNIFICATION.

         (a) THIRD-PARTY PROCEEDINGS. The Company shall indemnify Indemnitee in the event Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Company, whose approval shall not be unreasonably withheld) actually and reasonably incurred by Indemnitee in connection with such action, suit or proceeding unless the Company shall

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establish, in accordance with the procedures described in Section 3(c), that
Indemnitee did not act in good faith or in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, had reasonable cause to believe Indemnitee's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith or in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee's conduct was unlawful.

         (b) PROCEEDINGS BY OR IN THE RIGHT OF THE COMPANY. The Company shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such action or suit if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

         (c) MANDATORY PAYMENT OF EXPENSES. To the extent that Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Subsections (a) and (b) of this Section 1 or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by Indemnitee in connection therewith.

         (d) GOOD FAITH DEFINED. The provisions of this Section 1(d) shall not be deemed to be exclusive or to limit in any way the circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in

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Section 1.  Indemnitee shall, in the performance of Indemnitee's duties, be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any of the Company's officers or employees, or committees of the Board of Directors, or by any other person as to matters Indemnitee reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.

    2. AGREEMENT TO SERVE. In consideration of the protection afforded by this Agreement, Indemnitee agrees to serve as a director in such capacity at the will of the Company (or under separate agreement, if such agreement exists) so long as Indemnitee is duly appointed or elected and qualified in accordance with the applicable provisions of the By-laws of the Company or any subsidiary of the Company or until such time as Indemnitee tenders a resignation in writing. Nothing contained in this Agreement is intended to create in Indemnitee any right to continued employment or directorship, whether during or after such fiscal year.

    3.   EXPENSES; INDEMNIFICATION PROCEDURE.

         (a) ADVANCEMENT OF EXPENSES. Notwithstanding any other provision of this Agreement (including the exceptions in Section 9), the Company shall advance all expenses incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any civil or criminal action, suit or proceeding referenced in Section 1(a) or (b). Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company. The advances for expenses shall be paid by the Company to Indemnitee within twenty (20) days following delivery of a written request by Indemnitee.

         (b) NOTICE/COOPERATION BY INDEMNITEE. Indemnitee shall, as a condition precedent to any rights under this Agreement, give the Company written notice as soon as practicable of any claim for which indemnification will or could be sought. All notices, requests, demands, and other communications relating to indemnification or the advancement of expenses shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the Company, on the date of such receipt, or (ii) if mailed by domestic certified or registered mail with postage prepaid on the third business day after the date postmarked. Addresses for notice to either party are as shown on the signature page of this Agreement or as subsequently modified by written notice. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee's power.

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         (c)  PROCEDURE.  Any indemnification and advances provided for in
Sections 1 and 3 shall be made no later than forty-five (45) days after receipt of the written request of Indemnitee. If a claim under this Agreement, under any statute, or under any provision of the Company's Certificate of Incorporation or By-laws providing for indemnification, is not paid in full by the Company within forty-five (45) days after a written request for payment thereof has first been received by the Company, Indemnitee may at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, subject to Section 13 of this Agreement, Indemnitee shall also be entitled to be paid for the expenses (including attorneys' fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Company and Indemnitee shall be entitled to receive interim payments of expenses pursuant to Subsection 3(a) unless and until such defense may be finally adjudicated by judicial determination from which no further right of appeal exists. It is the parties' intention that if the Company contests Indemnitee's right to indemnification, the question of Indemnitee's right to indemnification shall be for a court of competent jurisdiction to decide and neither the failure of the Company (including its Board of Directors or its independent legal counsel) to make a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law nor an actual determination by the Company (including its Board of Directors or its independent legal counsel) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

         (d) NOTICE TO INSURERS. If, at the time of the receipt of a notice of a claim pursuant to Section 3(b) hereof, the Company has directors' and officers' liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable actions to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable in accordance with the terms of such policies.

         (e) RELATIONSHIP TO OTHER SOURCES. Indemnitee shall not be required to exercise any rights against any other parties (e.g., under any insurance policy purchased by the Company, Indemnitee or any other person or entity) before Indemnitee enforces this Agreement. To the extent that the Company actually indemnifies Indemnitee or advances expenses, Indemnitee agrees to


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subrogate such rights against third parties to the Company to recover amounts with respect to which the Company's payments were made. Indemnitee shall assist the Company in enforcing those rights if the Company pays Indemnitee's reasonable costs and expenses of doing so.

         (f) SELECTION OF COUNSEL. In the event the Company shall be obligated under Section 3(a) to pay the expenses of any proceeding against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by Indemnitee, whose approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee, and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees or expenses of other counsel subsequently incurred by Indemnitee with respect to the same proceeding, provided that (i) Indemnitee shall have the right to employ his counsel in any such proceeding at Indemnitee's expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee has reasonably concluded that there is a conflict of interest between the Company and Indemnitee in the conduct of any such defense or (C) the Company has not, in fact, employed counsel to assume the defense of such proceeding, the reasonable fees and expenses of Indemnitee's counsel shall be at the expense of the Company.

    4.   ADDITIONAL INDEMNIFICATION RIGHTS; NONEXCLUSIVITY.

         (a) SCOPE. Notwithstanding any other provision of this Agreement (including the exceptions in Section 9), the Company hereby agrees to indemnify Indemnitee to the fullest extent permitted by law, notwithstanding that separate indemnification may or may not be independently authorized by other provisions of this Agreement, the Company's Certificate of Incorporation, its By-laws, or by statute. In the event of any change after the date of this Agreement in any applicable law, statute, or rule which expands the right of a Delaware corporation to indemnify a member of its board of directors, such changes shall be, IPSO FACTO, within the purview of Indemnitee's rights and Company's obligations under this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its board of directors, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties' rights and obligations hereunder.

         (b) NONEXCLUSIVITY. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company's Certificate of Incorporation, its By-laws, any other agreement, any vote of

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stockholders or disinterested directors of the Company, or by statute, or otherwise, both as to action in Indemnitee's official capacity and as to action in another capacity while holding such office. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he may have ceased to serve in such capacity at the time of any action, suit or other covered proceeding.

    5. PARTIAL INDEMNIFICATION. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred in the investigation, defense, appeal or settlement of any civil or criminal action, suit or proceeding, but not for the total amount thereof, the Company shall indemnify Indemnitee for the portion of such expenses, judgments, fines penalties to which Indemnitee is entitled.

    6. MUTUAL ACKNOWLEDGEMENT. Both the Company and Indemnitee acknowledge that in certain instances, federal law or public policy may override applicable state law and prohibit the Company from indemnifying its directors under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company may be required to submit the question of indemnification in certain circumstances for judicial determination of the Company's ability to indemnify Indemnitee.

    7. DIRECTORS' AND OFFICERS' LIABILITY INSURANCE. The Company shall, from time to time, make a good faith determination whether it is practicable for the Company to obtain and maintain a policy or policies of insurance providing the directors of the Company with coverage for losses from wrongful acts, or to ensure the Company's performance of its obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance against the protection afforded by such coverage. In all policies of directors' and officers' liability insurance obtained by the Company, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company's directors. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or Indemnitee is covered by similar insurance maintained by a parent or subsidiary of the Company.

    8. SEVERABILITY. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or

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fail to do any act in violation of applicable law.  The Company's inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 8. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

    9. EXCEPTIONS. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

         (a) CLAIMS INITIATED BY INDEMNITEE. To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under
Section 145 of the Delaware General Corporation Law, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors finds it to be appropriate;

         (b) LACK OF GOOD FAITH. To indemnify Indemnitee for any expenses incurred by the Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous;

         (c) INSURED CLAIMS. To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to Indemnitee by an insurance carrier under a policy of directors' liability insurance maintained by the Company.

         (d) CLAIMS UNDER SECTION 16(b). To indemnify or advance expenses to Indemnitee for expenses or the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

    10.  CONSTRUCTION OF CERTAIN PHRASES.

         (a) For purposes of this Agreement, references to the "Company" shall include, in addition to the resulting corporation, any constituent corporation (including any

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constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agent, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

         (b) For purposes of this Agreement, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes or penalties assessed on Indemnitee with respect to an employee benefit plan; and references to "serving at the request of the Company" shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this Agreement.

    11. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

    12. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of Indemnitee and Indemnitee's estate, heirs, legal representatives and assigns.

    13. ATTORNEYS' FEES. In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys' fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action was not made in good faith or was frivolous. In the event of an action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys' fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee's counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of Indemnitee's material

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defenses to such action was not made in good faith or was frivolous.

    14. CHOICE OF LAW. This Agreement shall be governed by and its provisions construed in accordance with the laws of the State of Delaware as applied to contracts between Delaware residents entered into and to be performed entirely within the State of Delaware.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                             KAYNAR TECHNOLOGIES INC.



                             By:
                                 ----------------------------------
                             Name:
                             Title:

                             800 S. State College Boulevard
                             Fullerton, California  92831


AGREED TO AND ACCEPTED:

INDEMNITEE:



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(Signature)


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(Print Name)


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(Address)





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